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EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Debt Securities of Magellan Midstream Partners, L.P., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ GEORGE HOGAN George Hogan Vice President

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  EXHIBIT 6 TO FORM T-1
CONSENT OF TRUSTEE